                                                                   EXHIBIT 10.23

                                                                  Execution Copy

THE ITEMS MARKED BY TWO ASTERISKS HAVE BEEN OMITTED FROM THIS FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                              TERMINATION AGREEMENT

This Termination Agreement (the "Agreement") is entered into effective as of the 31st day of August, 2001 (the "Agreement Date")

BETWEEN:

             TRW INC., a company duly incorporated pursuant to the laws of the State of Ohio, acting on behalf of its Automotive Electronics Group, North America, 24175 Research Dr., Farmington Hills, Michigan 48335-2642

             ("TRW")

                                                              OF THE FIRST PART

AND:

             SMARTIRE SYSTEMS INC., a company duly incorporated pursuant to the laws of the Province of British Columbia, having an office and principal place of business at 150 - 13151 Vanier Place, Richmond, British Columbia, V6V 2J1

             ("SmarTire")
                                                              OF THE SECOND PART

WHEREAS:

A. TRW and SmarTire entered into a license agreement (the "License Agreement") dated as of April 20, 1998, as amended by an Assignment and Amendment Agreement dated December 13, 2000 (the "Assignment Agreement");


B. TRW and SmarTire entered into a technical cooperation agreement dated as of April 20, 1998, as amended by the Assignment Agreement (the "Technical Cooperation Agreement");

C. TRW and SmarTire entered into a supply agreement dated April 20, 1998 (the "Supply Agreement");


D. TRW and SmarTire entered into a Mutual Secrecy Agreement dated January 6, 1998, as amended by a First Amendment of Mutual Secrecy Agreement dated February 18, 1998 (collectively, the "Secrecy Agreement");


E. TRW and SmarTire have agreed to terminate the License Agreement, the Technical Cooperation Agreement, the Supply Agreement and the Secrecy Agreement (together, the "April 1998 Agreements") pursuant to the terms set out in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and premises, and intending to be bound legally, the parties covenant and agree as follows:



1.      TERMINATION OF APRIL 1998 AGREEMENTS

1.1 The April 1998 Agreements and paragraph 10.1(q) of the Private Placement Subscription Agreement dated as of April 20, 1998 are hereby terminated and of no further force or effect, except as otherwise provided in this Agreement or the agreements and other documents referenced in, and executed concurrently with, this Agreement. Notwithstanding the prior sentence, the provisions of paragraph 2 of the Secrecy Agreement shall continue in full force and effect with respect to all information disclosed under the April 1998 Agreements prior to the date of this Agreement.

1.2 All rights and obligations that exist between the parties from the date of this Agreement forward are set out in this Agreement and in the General Security Agreement, Secured Promissory Note, Settlement and Release Agreement, Licenses and Guaranty (all as defined below).

2.      CONSIDERATION PAYABLE

2.1 SmarTire will pay to TRW US$2,800,000.00 on the terms and conditions set forth in Sections 2.2 and 2.3.


2.2 SmarTire will pay to TRW the sum of US$500,000 and execute and deliver to TRW on the Closing Date the Secured Promissory Note attached to, and by reference incorporated in, this Agreement as Exhibit 1.

2.3 In order to secure the payments due under the Secured Promissory Note delivered to TRW pursuant to subparagraph 2.2, SmarTire will execute and deliver to TRW on the Closing Date the General Security Agreement attached to, and by reference incorporated in, this Agreement as Exhibit 2A, together with all financing statements and other documents that TRW may reasonably request to perfect TRW's security interest in all collateral pledged pursuant to the General Security Agreement. In addition, SmarTire will cause its subsidiaries to execute and deliver to TRW on the Closing Date the Guaranty, attached to, and by reference incorporate in, this Agreement as Exhibit 2B.

3.      LICENSE OF PATENTS AND KNOW-HOW

3.1 SmarTire will execute and deliver to TRW on the Closing Date the License attached to, and by reference incorporated in, this Agreement as Exhibit 3.


3.2 TRW will execute and deliver to SmarTire on the Closing Date the License attached to, and by reference incorporated in, this Agreement as Exhibit 4.

4.      REPRESENTATIONS AND WARRANTIES

4.1 SmarTire makes the following representations and warranties to TRW knowing that TRW is relying upon the truth and accuracy of those SmarTire representations and warranties in entering into this transaction with SmarTire and executing the agreements and related documents (collectively and heretofore defined as the "Agreement") for that transaction:

    a. The execution, delivery and performance by SmarTire of this Agreement and the other documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent or approval of, prior filing with, or notice to, or other action by, any regulatory authority, stock exchange, or any other third party; (ii) will not conflict with any provision of SmarTire's articles of incorporation or bylaws; (iii) will not constitute a default under any law or judicial or regulatory order to which SmarTire is a party or by which SmarTire is bound; (iv) will not constitute a default under any contract, license or permit to which SmarTire is a party or by which SmarTire is bound; and
       (v) will not create any lien upon any of the assets of SmarTire, except the lien created under this Agreement and the General Security Agreement to secure SmarTire's payment of the amounts to be paid to TRW by SmarTire.

    b. SmarTire is a corporation duly organized, validly existing, and in good standing under the laws of British Columbia, and SmarTire has the corporate power and authority to carry on its business as it has been and is now being conducted and to own and lease the assets which it now owns or leases. SmarTire has the requisite power and authority to execute, deliver and perform its obligations under this Agreement according to its terms, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by SmarTire, and constitutes the legal, valid and binding obligation of SmarTire, enforceable against SmarTire in accordance with its terms.

    c. [Intentionally left blank]

    d. Except as set forth on Exhibit 5 to this Agreement, SmarTire (i) has not formed, has not negotiated for the formation of, and has no current intention to form, any business combination or to enter into any other transaction with any third-party, the purpose of which is to develop and/or market tire monitoring systems; and (ii) has not marketed, sold or attempted to sell SmarTire products for use as original equipment in the passenger car or light truck markets.

    e. No order has been entered and is in effect by any court of competent jurisdiction or any regulatory authority, and no law has been promulgated or enacted and is in effect that restrains, enjoins or invalidates the transactions contemplated by this Agreement.

    f. No litigation is pending or threatened by any third party before any court of competent jurisdiction or regulatory authority seeking to restrain or prohibit or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.

    g. All material consents of, filings and registrations with, and notifications to, all regulatory authorities required for consummation of the transactions contemplated by this Agreement shall have been obtained or made and shall be in full force and effect. No consent obtained from any regulatory authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of assets) which in the reasonable judgment of TRW would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render it inadvisable for TRW to proceed with the Closing.

    h. The SmarTire balance sheet and other financial information attached to, or by reference incorporated in, this Agreement is, and as of the Closing Date will be, accurate and true as at June 30, 2001, and presents fairly and accurately the financial information of SmarTire as of such date in accordance with generally accepted accounting principles applied on a consistent basis, and there has been no material adverse change to the financial condition or results of operations of SmarTire since such date except SmarTire's use of approximately US$500,000 per month for operating expenses.

4.2 The representations and warranties of SmarTire will survive the Closing.

4.3 TRW makes the following representations and warranties to SmarTire knowing that SmarTire is relying upon the truth and accuracy of those TRW representations and warranties in entering into this transaction with TRW and executing the Agreement:

    a. The execution, delivery and performance by TRW of this Agreement and the other documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent or approval of, prior filing with, or notice to, or other action by, any regulatory authority, stock exchange, or any other third party; (ii) will not conflict with any provision of TRW's articles of incorporation or bylaws; (iii) will not constitute a default under any law or judicial or regulatory order to which TRW is a party or by which TRW is bound; and
       (iv) will not constitute a default under any contract, license or permit to which TRW is a party or by which TRW is bound.

    b. TRW is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio, USA. TRW has the requisite power and authority to execute, deliver and perform its obligations under this Agreement according to its terms, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by TRW, and constitutes the legal, valid and binding obligation of TRW, enforceable against TRW in accordance with its terms.

4.4 The representations and warranties of TRW will survive the Closing.

5.      RELEASE OF CLAIMS

5.1 SmarTire and TRW will execute and deliver to each other on the Closing Date the Settlement and Release Agreement attached to, and by reference incorporated in, this Agreement as Exhibit 6.

6.      CLOSING MATTERS

6.1 All public communication describing the April 1998 Agreements, the relationship of the parties or this Agreement shall be subject to the prior approval of the other party prior to dissemination. In considering such approvals, each party will reasonably co-operate with the other in ensuring that each party, as a publicly traded entity, can meet its regulatory compliance requirements in a timely manner.

6.2 The parties will use reasonable commercial efforts to negotiate and achieve a termination of all three party supply agreements involving TRW and SmarTire and other parties. Any further relationship of TRW or SmarTire with such third parties will be the sole responsibility of the party entering into such relationship. With respect to the ASIS Purchase and Supply Contract between SmarTire, TRW and SensoNor asa dated January 1, 2001 (the "SensoNor Agreement"), TRW and SmarTire contemplate that such agreement will be superceded by individual agreements between SensoNor and each of TRW and SmarTire, and that each of TRW and SmarTire will pay to SensoNor equal amounts to settle all alleged claims by SensoNor for payments related to the SensoNor Agreement. In the event that either of TRW or SmarTire do not for any reason enter into a separate agreement with SensoNor to replace the SensoNor Agreement or otherwise terminate the SensoNor Agreement in a manner acceptable to both TRW and SmarTire, the parties agree that the minimum volume purchase requirements under the SensoNor Agreement shall be allocated between them on a fifty-fifty basis (e.g., equal payment to SensoNor from each of TRW and SmarTire), and each party covenants to hereafter satisfy fully its half of the minimum purchase requirements or to pay its one-half amount to maintain the exclusivity rights under the SensoNor Agreement.

6.3 Each party covenants that it will, in connection with the Closing and from time to time subsequent to the Closing Date, execute such additional instruments and take such actions as may be reasonably requested by the other party to confirm or perfect or otherwise to carry out the intent and purpose of this Agreement.

6.4 Each party hereby agrees that it shall indemnify, defend and hold harmless the other party hereto from and against any loss, damage, liability, cost and expense, including reasonable attorneys' fees, suffered or incurred by the other party, as and when incurred, by reason of, or arising out of, any misrepresentation, breach of warranty or breach or non-fulfillment of any agreement of the party contained in this Agreement or in any document executed and delivered in connection with this Agreement, or any claim by any shareholder, creditor or affiliate of the party asserted against the other party and arising out of, or in any way relating to, this Agreement or any transaction between SmarTire and TRW, including without limitation the transactions and activities under the April 1998 Agreements.

6.5 Any failure on the part of any party to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

6.6 This Agreement, together with the General Security Agreement, Secured Promissory Note, Settlement and Release Agreement, Licenses and Guaranty, constitute the entire understanding between the parties hereto with respect the matters set forth herein, and, except to the extent expressly set forth in such agreements, supersede all other agreements, oral or written, heretofore made with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

6.7 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio. The provisions of this Agreement are severable and the invalidity of one or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision.

6.8 This Agreement may be executed in two or more counterparts (including facsimile counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6.9 All notices. requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if delivered by hand or if mailed by United States registered or certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similar overnight courier service to the parties addressed as follows:

                      If to SmarTire:       SmarTire Systems Inc.
                                            13151 Vanier Place
                                            Suite 150
                                            Richmond, British Columbia
                                            Canada  V6V 2J1
                                            FAX:   604.276.2350

                                            Attention:    President

                      With a copy to:       Mr. Bernard Pinsky
                                            Clark, Wilson
                                            800 -885 West Georgia Street
                                            Vancouver, British Columbia
                                            Canada  V6C 3H1
                                            FAX:   604.687.6314

                   If to TRW:         TRW Automotive Electronics Group - U.S.
                                      24175 Research Drive
                                      Farmington Hills, Michigan 48335-2642
                                      U.S.A.
                                      FAX: 248.442.5290

                                      Attention:    General Manager


                   With a copy to:    TRW Inc.
                                      24175 Research Drive
                                      Farmington Hills, Michigan 48335-2642
                                      U.S.A.
                                      FAX: 248.442.5290

                                      Attention:    Vice President and Assistant
                                                    General Counsel

If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail, Federal Express or other overnight courier, the date on which such notice, request, instruction or document is received shall be the date of delivery. Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

TRW INC.


Per:    /s/ RONALD A. MUCKLEY
        ---------------------
        Authorized Signatory

Title:  Vice President and General Manager
        TRW Automotive Electric
        Safety and Security Systems



SMARTIRE SYSTEMS INC.

Per:    /s/ ROBERT V. RUDMAN
        --------------------
        Authorized Signatory

Title:  President and Chief Executive Officer

                                                                       Exhibit 1

                             Secured Promissory Note



US$ 2,800,000.00                                      Farmington Hills, Michigan
                                                      August 31, 2001

1.        PROMISE TO PAY

          FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of TRW Inc. ("TRW"), at 24175 Research Drive, Farmington Hills, Michigan 48335-2642, or at such other place as the holder hereof may designate in writing, the principal sum of United States Two Million Eight Hundred Thousand and No/100 Dollars (US$2,800,000.00), together with interest on all amounts from time to time outstanding hereunder calculated on the basis of a 365 day year for the number of days in a month actually outstanding at the rate of six percent per annum (6%), while Maker is not in default of its obligations to the holder hereof, and at the rate of sixteen percent (16%) per annum during any period of Maker's default under this Note. The interest hereunder is chargeable only on amounts from time to time actually outstanding.

          The principal amount of this Note shall be paid in installment payments, and at the time each installment payment of principal is paid it shall be accompanied by a payment of all accrued interest as of the date of such payment. The amounts and due dates of the principal payments are as follows:

               $500,000.00, plus all accrued interest, on or before November 15, 2001

               $500,000.00, plus all accrued interest, on or before December 14, 2001

               $450,000.00, plus all accrued interest, on or before March 29,
               2002

               $450,000.00, plus all accrued interest, on or before June 28,
               2002

               $450,000.00, plus all accrued interest, on or before September 30, 2002

               $450,000.00, plus all accrued interest, on or before December 13, 2002

This Note is given by Maker as part of the consideration payable by Maker under that certain Termination Agreement of even date herewith made between Maker and TRW and the documents executed by and between Maker and TRW under and in connection with that Agreement. Payment by Maker of all amounts payable under this Note and performance by Maker of all other obligations of Maker under this Note and the Termination Agreement and documents referenced in, and executed in connection with, that Agreement are secured by the collateral and other rights granted to TRW by Maker under that certain General Security Agreement of even date herewith that Maker executed and delivered to TRW with this Note, and under the Guaranty executed by Maker's subsidiaries and delivered to TRW with this Note.

2.        COLLECTION RIGHTS

          Maker waives presentment, protest and notice of dishonor, and Maker waives the right to all other notices or demands that might otherwise be required by law. The holder may grant releases or compromises of this Note or release any collateral therefor to any party who is liable to make payment on this Note, without notice or consent of Maker, and without affecting the liability of Maker.

3.        PREPAYMENT

          The Maker shall have the right to prepay the principal amount outstanding in whole or in part without notice or penalty. Any partial prepayment shall be applied first to payment of any accrued interest and then against the principal amount outstanding and shall not extend or postpone the due date of any subsequent installments or change such installments, unless the holder hereof shall otherwise agree in writing.

4.        RIGHTS ON DEFAULT

          If any sum payable is not paid when due; if Maker, or other person liable on this Note, shall become insolvent, become subject to an order for relief under a bankruptcy law, either voluntary or involuntary, or make a general assignment for the benefit of creditors; or if any proceeding for enforcement of a judgment is commenced against Maker or any property of Maker; or if Maker fails to perform any other obligation under this Note, the General Security Agreement under which this Note is secured, or any of the agreements by and between Maker and TRW pursuant to which this Note is given, all the amounts owed, including accrued interest, shall become and be, at the option and discretion of the holder, due and payable immediately without demand by, or notice from, the holder. No delay on the part of holder in exercising any power or right under this Note shall operate as a waiver of the power or right, nor shall any single or partial exercise of any power or right preclude further exercise of that power or right. Maker shall pay to holder all expenses incurred by holder, including actual attorneys fees expended by holder, in enforcing any of the provisions of this Note or the General Security Agreement.

5.        SECURITY AGREEMENT AND GUARANTY

          To secure payment of all obligations hereunder and the Maker's performance of all obligations to TRW, the Maker has executed and delivered to TRW the General Security Agreement. For any default in payment or the performance of any other obligation of the Maker, the holder may, without notice, declare this Note due forthwith and may realize on, or dispose of, the collateral in any manner allowed by law. Payment of this Note and Maker's performance of all obligations to TRW is further secured by the delivery to TRW of that certain Guaranty executed by Maker's subsidiaries.

6.        MISCELLANEOUS

        Holder and the Maker, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Note or any related instrument or agreement or any of the transactions contemplated by this Note or any course of conduct, dealing, statements, whether oral or written, or actions of either of them. Neither Holder nor the Maker shall seek to consolidate, by counterclaims or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either Holder or the Maker, except by a written instrument executed by both of them.


          This Note has been made and delivered in the State of Michigan and this Note shall be construed in accordance with the laws of the State of Michigan. This Note and the provisions hereof are binding on the heirs, executors, administrators, assigns, or successors of Maker.


                                      SmarTire Systems Inc., a British Columbia
                                      Corporation

                                      By: /s/ ROBERT V. RUDMAN
                                          --------------------
                                      Its: President and Chief Executive Officer
                                          --------------------------------------
                                                        "Maker"



                                      Dated: August 31, 2001

                                                                     Exhibit 2A

                           General Security Agreement


THIS SECURITY AGREEMENT is made as of 31st day of August, 2001

BETWEEN:

               SMARTIRE SYSTEMS INC., a company duly incorporated pursuant to the laws of the Province of British Columbia, having an office at 150 - 13151 Vanier Place, Richmond, British Columbia, V6V 2J1

               (the "Debtor")

AND:

               TRW INC., a company duly incorporated pursuant to the laws of the State of Ohio, acting on behalf of its Automotive Electronics Group, North America, 24175 Research Dr., Farmington Hills, Michigan 48335-2642

               (the "Secured Party")

1.             SECURITY INTEREST

1.1 For consideration and as security for the payment and performance of the Obligations referred to in Clause 3 hereof, the Debtor, subject to the exceptions set out in Clause 2, hereby mortgages, charges, assigns and transfers to the Secured Party, and grants to the Secured Party a security interest in, all the Debtor's right, title and interest in and to all presently owned or held and after acquired or held personal property, assets and undertaking of the Debtor (other than real property), of whatever nature or kind and wheresoever situate and all Proceeds thereof and therefrom, together with all substitutions, accessions and additions (all of which is hereinafter collectively called the "Collateral") including, without limiting the generality of the foregoing:

        (a)    Equipment

               all equipment, including, without limiting the generality of the foregoing, machinery, tools, fixtures, furniture, furnishings, chattels, motor vehicles, vessels and other tangible personal property that is not Inventory, and all parts, components, attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing (all of which are hereinafter collectively called the "Equipment");

        (b)    Inventory

               all inventory, including, without limiting the generality of the foregoing, goods acquired or held for sale or lease or furnished or to be furnished under contracts of rental or service, all raw materials, work in progress, finished goods, returned goods, repossessed goods, and all packaging materials, supplies and containers relating to or used or consumed in connection with any of the foregoing (all of which are hereinafter collectively called the "Inventory");

        (c)    Accounts

               all Accounts, Deposit Accounts, debts, account receivables, claims, moneys and choses in action which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor.

        (d)    Other Personal Property

               all Documents, Chattel Paper, Instruments, securities and money, and all other goods of the Debtor that are not Equipment, Inventory or Accounts; and

        (e)    Intangibles

               All General Intangibles, Contract Rights, licenses, goodwill, patents, trademarks, trade names, copyrights and other intellectual property of the Debtor, all other choses in action of the Debtor of every kind which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor, and all other intangible property of the Debtor which is not Accounts, Chattel Paper, Instruments, documents, securities or money.

2.             EXCEPTIONS

2.1 The last 10 days of the term created by any lease or agreement therefor are hereby excepted out of any charge or security interest created by this Security Agreement but the Debtor will stand possessed of the reversion thereby remaining upon trust to assign and dispose thereof to any third party as the Secured Party shall direct.

2.2 There shall be excluded from the security interests hereby created any consumer goods of the Debtor.

3.             OBLIGATIONS SECURED

3.1 The security constituted by this Agreement is general and continuing security for the payment and satisfaction of all indebtedness of the Debtor to the Secured Party payable pursuant to the terms of that certain Termination Agreement between the Debtor and the Secured Party dated as of August 31, 2001 and the Secured Promissory Note entered into by Debtor and delivered to Secured Party, dated August 31, 2001 (collectively the "Obligations").

4.      ATTACHMENT

4.1 The Debtor acknowledges that the security interests hereby created attach upon the execution of this Security Agreement (or in the case of any after acquired property, upon the date of acquisition thereof), that value has been given, and that the Debtor has, or in the case of after acquired property will have, rights in the Collateral.

5.             REPRESENTATIONS AND WARRANTIES

5.1 The Debtor, represents and warrants that this Security Agreement is granted in accordance with resolutions of the directors of the Debtor and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Security Agreement, and the performance of the Debtor's obligations hereunder, legal, valid and binding.

5.2 The Debtor represents and warrants that the Debtor lawfully owns and possesses all presently held Collateral and has good title thereto, free from all security interests, charges, encumbrances, liens and claims, save only the charges or security interests, if any, shown in Schedule "A" hereto and those consented to in writing by the Secured Party, and the Debtor has good right and lawful authority to grant a security interest in the Collateral as provided by this Security Agreement.

5.3 Any and all credit or other information furnished to Secured Party by Debtor in connection with the Debtor's obligation or financial condition or the value or condition of the Collateral is true and correct, and all such information hereafter furnished to Secured Party by Debtor will be true and correct when furnished.

5.4 Except as disclosed in the financial statements furnished to Secured Party by Debtor, and for trade payables arising in the ordinary course of Debtor's and its Subsidiaries' business since the date of such financial statements, there currently are no loans, other indebtedness for borrowed money or any guaranties, other than the Secured Promissory Note to TRW, any additional capital notes, any material purchases on account or credit and/or any refinancing of any assets which increases Debtor's debt, except in favor of Secured Party.

5.5 Except as set forth on Schedule 5.5 attached hereto, there are no judgments outstanding against Debtor or any of its Subsidiaries nor is there now pending or, to the best of Debtor's knowledge, threatened, any litigation, investigations, contested claim, or governmental proceeding by or against Debtor or any of its Subsidiaries except judgments and pending or threatened litigation, investigations, contested claims and governmental proceedings which are not, in the aggregate, material to Debtor's or any of its Subsidiaries' business, operations, condition (financial or otherwise) or prospects. None of the matters listed in Schedule 5.5 could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (meaning, an effect when fairly and reasonably calculated in monetary terms would create a liability or obligation greater than $50,000.00 or result in any restriction on the manner in which its business is currently operated) on Borrower or any of its Subsidiaries.

5.6 Neither Debtor nor any of its Subsidiaries is in default in any material respect under any material agreement, contract, lease, or commitment to which it is a party or by which it is bound. Debtor knows of no material dispute regarding any agreement, contract, lease, or commitment which is material to the continued financial success and well-being of Debtor or any of its Subsidiaries.

5.7 Each of Debtor and its Subsidiaries possesses adequate assets, licenses, permits, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade styles and trade names, governmental approvals or other authorizations and other rights that are necessary for each such entity to continue to conduct its business as heretofore conducted by it or contemplated to be conducted by it.

5.8 The written information, exhibits and reports furnished by or on behalf of Debtor or any of its Subsidiaries to Secured Party in connection with the Termination Agreement, Secured Promissory Note and this Agreement, and all certificates and documents delivered to Secured Party pursuant to the terms thereof do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

5.9 The advances or other transfers of assets by Debtor to any Subsidiary or other affiliate of Debtor is, and at the Closing will be, accurately stated in the financial information provided to Secured Party with, and as part of, this Agreement, and with respect to all such transfers: (i) they are valid debt obligations of such Subsidiaries or other affiliates of Debtor payable to Debtor without set off or reduction; and (ii) there has been no default in the payment or performance of any of the Subsidiary's or other affiliate's obligations under promissory notes or other debt instruments evidencing those transfers.

6.             COVENANTS OF THE DEBTOR

6.1 The Debtor covenants that at all times while this Security Agreement remains in effect the Debtor will:

        (a) defend the title to the Collateral for the benefit of the Secured Party against the claims and demands of all persons;

        (b) fully and effectually maintain and keep maintained the security interests hereby created valid and effective;

        (c) maintain insurance on the Collateral with an insurer, of kinds, for amounts and payable to such person or persons, all as the Secured Party may require;

        (d)    maintain the Collateral in good order and repair;

        (e)    forthwith pay:

               (i) all taxes, assessments, rates, duties, levies, government fees, claims and dues lawfully levied, assessed or imposed upon it or the Collateral when due, unless the Debtor shall in good faith contest its obligations so to pay and will furnish such security as the Secured Party may require;

               (ii) all security interests, charges, encumbrances, liens and claims which rank or could in any event rank in priority to any security interest created by this Security Agreement, other than the charges or security interests, if any, shown in the Schedule hereto and those consented to in writing by the Secured Party;

        (f) forthwith pay all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) which may be incurred by the Secured Party in:

               (i)    inspecting the Collateral;

               (ii)   investigating title to the Collateral;

               (iii) taking, recovering, keeping possession of and insuring the Collateral; and

               (iv) all other actions and proceedings taken in connection with the preservation of the Collateral and the enforcement of this Security Agreement and of any other security interest held by the Secured Party as security for the Obligations;

        (g)    notify the Secured Party immediately of:

               (i) any change in the information contained herein relating to the Debtor, its address, its business or the Collateral;

               (ii)   the details of any material acquisition of the Collateral;

               (iii)  any material loss or damage to the Collateral;

               (iv) any material default by any account debtor in payment or other performance of his obligations to the Debtor with respect to any Accounts; and

               (v) the return to or repossession by the Debtor of the Collateral where such return or repossession of the Collateral is material in relation to the business of the Debtor;

               (vi) any change in Debtor's financial state, or the occurrence of any event, which has or could render Debtor insolvent, as that term is defined herein.

        (h) prevent the Collateral, other than Inventory sold, leased, or otherwise disposed of as permitted hereby, from being or becoming an accession to other property not covered by this Security Agreement; and

        (i) permit the Secured Party and its representatives, at all reasonable times, access to all its property, assets and undertakings and to all its books of account and records for the purpose of inspection the amount or condition of the Collateral or any other matter relating to the Collateral or Debtor's financial condition, and render all assistance necessary for such inspection.

        (j) do or cause to be done all things necessary to preserve in full force and effect its existence, its corporate powers and authority, its qualifications to carry on business in all applicable jurisdictions, and all rights, interests and assets necessary to the conduct of its business.

        (k) Execute and deliver to the Secured Party upon request all financing statements, continuation statements and other documents that the Secured Party may request in its sole and absolute discretion, in form satisfactory to the Secured Party, and do and perform all other acts as may be necessary, to perfect and maintain perfected the Secured Party's security interest in the Collateral and to fully consummate all transactions contemplated under this Security Agreement. Debtor hereby irrevocably makes, constitutes and appoints the Secured Party (and any of the Secured Party's officers, employees or agents designated by the Secured Party) as Debtor's true and lawful attorney with power to sign the name of Debtor on any such documents.

        (l) Debtor shall provide Secured Party, at the request of Secured Party, with un-audited consolidated monthly and quarterly financial statements of Debtor and each Subsidiary, within forty-five days of the end each month and quarter, and with audited consolidated annual financial statements of Debtor and each Subsidiary within ninety days of the end of each fiscal year of Debtor; provided that TRW agrees not to trade any securities of SmarTire in contravention of applicable securities laws.

7.             NEGATIVE COVENANTS.

Debtor covenants and agrees that so long as the Obligations remain in effect and until payment in full of the Obligations.

        (a) Encumbrances. Debtor shall not and shall not suffer nor permit any of its Subsidiaries to create, incur, assume or suffer to exist any liens on any of its assets, including, without limitation, the Collateral, which ranks or could in any event rank in priority or pari passu with any security interest created by this Agreement, other than: (i) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which Debtor shall, if appropriate under Generally Accepted Accounting Principles ("GAAP"), have set aside on its books and records adequate reserves, (ii) deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business, (iii) liens in favor of Secured Party, (iv) liens which arise by operation of government statute, (v) liens on equipment securing purchase money security indebtedness; and (vii) the security interests set forth on Schedule A to this

Agreement. Neither Debtor nor any of its Subsidiaries shall permit the filing of any financing statement naming Debtor or any such Subsidiary as debtor, except for financing statements filed with respect to Liens expressly required or permitted by this Agreement.

        (b) Other Indebtedness. Debtor shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations of a type which would appear on a balance sheet of Debtor prepared in accordance with GAAP and which rank or could in any event rank in priority or pari passu with any security interest created by this Agreement, except (i) trade obligations and normal accruals in the ordinary course of business not past due by more than thirty (30) days, or with respect to which Debtor is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that Debtor has set aside on its books adequate reserves therefore, if appropriate under GAAP, (ii) capitalized lease obligations or other purchase money indebtedness.

        (c) Consolidations, Mergers or Acquisitions. Debtor shall not recapitalize, amalgamate, consolidate with, merge with, or otherwise acquire all or any significant portion of the assets or properties of any other entity, association or organization ("Person") (or a division thereof), or sell or issue securities to any Person, which would directly or indirectly place such Person in Control of Debtor, as a result of such sale or issuance, or enter into any agreement with respect to any of the foregoing. For purposes of this Agreement a Person shall have "Control" of Debtor if such Person has the ability to elect a majority of the directors on the Board of Directors or otherwise has the ability to direct the management, financial, operational or otherwise, of the Debtor.

        (d) Investments or Loans. Debtor shall not make or permit to exist investments or loans in or to any other Person, except (i) investments in short-term direct obligations of the Canadian or United States governments, and
(ii) investments in negotiable certificates of deposit maturing within one hundred eighty (180) days from the date of issuance, issued by a Canadian chartered bank listed in Schedule A to the Bank Act (Canada), bankers acceptances and high grade commercial paper, and (iii) investments in Subsidiaries of Debtor which have guaranteed the Obligations.

        (e) Disposal of Property. Neither Debtor nor any Subsidiary shall sell, lease, transfer or otherwise dispose of any of the Collateral or any of its other properties, assets and rights to any person, except for (i) sales of inventory to customers in the ordinary course of business.

        (f) Compensation to Certain Persons. Debtor shall not make any advances or loans to, or pay any compensation, bonuses, fees or other similar amounts to, any persons who are shareholders or affiliates of Debtor, or of shareholders of Debtor, other than in the ordinary course of business and pursuant to the reasonable requirements of Debtor's business.

        (g) Distributions and Redemptions. Debtor shall not, nor permit any Subsidiary to, directly or indirectly, (i) redeem, purchase or otherwise retire any capital stock or other equity interests of any person other than Secured Party, (ii) declare or pay any distributions on any capital stock or other equity interests of any person other than Secured Party, (iii) return capital of any person to any of its equity holders other than Secured Party or (iv) make any other distribution on or in respect of any capital stock or other equity interests other than Secured Party

(the items referred to in clauses (i) through (iv) above being referred to herein collectively as "Restricted Junior Payments"), except that any Subsidiary of Debtor may make dividends and distributions to Debtor.

        (h)    [Intentionally left blank]

        (i)    [Intentionally left blank]

        (j)    [Intentionally left blank]

        (k) Sale and Leasebacks. Borrower shall not become liable with respect to any lease of any property (i) which it sold or transferred or is to sell or transfer to any other person or (ii) which it intends to use for substantially the same purposes as any other property which has been or is to be sold by it.

        (l) Intellectual Property Transfers. Neither Debtor nor any affiliate or Subsidiary of Debtor shall dispose of, sell or transfer (i) exclusive rights to any intellectual property, (ii) ownership (or substantially all the attributes of ownership), or (iii) any other right, title or interest in or to its intellectual property of any kind, except (with respect to this (iii)) in the ordinary course of business, to any third party (directly or indirectly, by agreement, joint venture, strategic alliance or otherwise).

        (m) Other Matters. Subsequent to the Closing, Debtor will not manipulate the timing of sales, the receipt of revenues or take any other action for the purpose of affecting or in any way impairing Debtor's ability to make the payments to Secured Party required under the Obligations, promptly, and perform all of its other obligations under this Agreement fully and punctually.

8.             PERFORMANCE OF OBLIGATIONS

8.1 If the Debtor fails to perform its Obligations hereunder, the Secured Party may, but will not be obligated to, perform any or all of such Obligations without prejudice to any other rights and remedies of the Secured Party hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith will be payable by the Debtor to the Secured Party forthwith with interest until paid at the highest rate borne by any of the Obligations and such amounts will be a charge upon and security interest in the Collateral in favour of the Secured Party prior to all claims subsequent to this Security Agreement.

9.             RESTRICTIONS ON SALE OR DISPOSAL OF COLLATERAL

9.1 Except as permitted herein or by the Act, the Debtor will not, without the prior written consent of the Secured Party:

        (a)    sell, lease or otherwise dispose of the Collateral;

        (b)    release, surrender or abandon possession of the Collateral; or

        (c)    move or transfer the Collateral from its present location.

9.2 Provided that the Debtor is not in default under this Security Agreement, the Debtor may, at any time and without the consent of the Secured Party, lease, sell, license, consign or otherwise deal with items of Inventory in the ordinary course of its business and for the purposes of carrying on its business.

10.            DEFAULT

10.1 The Debtor will be in "Default" under this Security Agreement, unless waived in writing by the Secured Party, upon the occurrence or happening of any of the following events:

        (a) the Debtor fails to make any payment when due pursuant to the terms of any of the Obligations;

        (b) the Debtor is in breach of any term, condition, obligation or covenant to the Secured Party set forth in this Agreement or any other agreement or document in effect between Debtor and Secured Party, including but not limited to, the Termination Agreement, Secured Promissory Note and any and all license agreements;

        (c) any representation or warranty made by the Debtor or any of its officers or directors in connection with any of the Obligations of the Debtor to the Secured Party hereby secured proves at any time to be materially incorrect as of the date made;

        (d) the Debtor becomes bankrupt or insolvent or makes an assignment for the benefit of, a proposal to, or an arrangement with its creditors, or any action is taken or proceeding instituted whether by the Debtor or any other person whereby the Debtor may be dissolved, wound-up, reorganized, or declared bankrupt or insolvent (for purposes of this Agreement the term "insolvent" means (i) that the liabilities of Debtor exceed its assets, or
               (ii); Debtor is unable to pay its obligations as they mature in the ordinary course of its business operations.)

        (e) a receiver or receiver-manager is appointed in respect of the Debtor or any part of the Collateral;

        (f) any execution, sequestration, extent, or any other process of any kind is levied or enforced upon or against the Collateral or any part thereof and remains unsatisfied for a period of 10 days;

        (g) without the prior written consent of the Secured Party, the Debtor creates or permits to exist any charge, encumbrance or lien on, or claim against or any security interest in, any of the Collateral which ranks or could in any event rank in priority to or pari passu with any security interest or charge created by this Security Agreement with the exception of the security interests listed in Schedule "A" hereto;

        (h) the holder of any other charge, encumbrance or lien on, or claim against, or security interest in, any of the Collateral does anything to enforce or realize on such charge, encumbrance, lien, claim or security interest;

        (i) an order is made or an effective resolution is passed for the winding up of the Debtor; or

        (j) the Debtor enters into any reconstruction, reorganization, amalgamation, merger or other similar arrangement with any other person.

11.            ENFORCEMENT

11.1 Upon any Default under this Security Agreement, the Secured Party may declare any or all of the Obligations not payable on demand to become immediately due and payable and the security hereby constituted will immediately become enforceable. To enforce and realize on the security constituted by this Security Agreement the Secured Party may take any action permitted by law or in equity, as it may deem expedient, and in particular without limiting the generality of the foregoing, the Secured Party may do any of the following:

        (a) appoint by instrument a receiver, receiver and manager or a receiver-manager (the person so appointed is hereinafter called the "Receiver") of the Collateral, with or without bond as the Secured Party may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead;

        (b) enter upon any premises of the Debtor and take possession of the Collateral with power to exclude the Debtor, its agents and its servants therefrom, without becoming liable as a mortgagee in possession;

        (c) preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Secured Party may deem advisable;

        (d) sell, lease or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Secured Party may seem reasonable, provided that if any sale is on credit the Debtor will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the moneys therefor are actually received; and

        (e) exercise all of the rights and remedies of a secured party under the Act.

11.2 A Receiver appointed pursuant to this Security Agreement will be the agent of the Debtor and not of the Secured Party and, to the extent permitted by law or to such lesser extent permitted by its appointment, will have all the powers of the Secured Party hereunder, and in addition will have power to carry on the business of the Debtor and for such purpose from time to time to borrow money either secured or unsecured, and if secured by a security interest on any of the Collateral; such security interest may rank before or pari passu with or behind any security interest created by this Security Agreement, and if it does not so specify such security interest will rank before the security interests created by this Security Agreement.

11.3 All amounts realized from the disposition of Collateral pursuant to this Security Agreement will be applied as the Secured Party, in its absolute discretion, may direct as follows:

        (a) in payment of all costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis) incurred by the Secured Party in connection with or incidental to:

               (i) the exercise by the Secured Party of all or any of the powers granted to it pursuant to this Security Agreement; and

               (ii) the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to it pursuant to this Security Agreement, including the Receiver's reasonable remuneration and all outgoings properly payable by the Receiver;

        (b) in or toward payment to the Secured Party of all principal and other moneys (except interest) due in respect of the Obligations; and

        (c) in or toward payment to the Secured Party of all interest remaining unpaid in respect of the Obligations.

Subject to applicable law and the claims, if any, of other creditors of the Debtor, any surplus will be paid to the Debtor.

12.            DEFICIENCY

12.1 If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full the Debtor will immediately pay to the Secured Party the amount of such deficiency.

13.            RIGHTS CUMULATIVE

13.1 All rights and remedies of the Secured Party set out in this Security Agreement are cumulative and no right or remedy contained herein is intended to be exclusive but each will be in addition to every other right or remedy contained herein or in any existing or future security agreement or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Debtor and the Secured Party that may be in effect from time to time.

14.            LIABILITY OF SECURED PARTY

14.1 The Secured Party will not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfilment of contracts during any period when the Secured Party shall manage the Collateral upon entry, as herein provided, nor will the Secured Party be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable. The Secured Party will not be bound to do, observe or perform or to see to the observance or performance by the Debtor of any obligations or covenants imposed upon the Debtor nor will the Secured Party, in the case of securities, instruments or chattel paper, be obliged to preserve rights against other persons, nor will the Secured Party be obliged to keep any of the Collateral identifiable. The Debtor hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Secured Party than aforesaid.

15.            APPOINTMENT OF ATTORNEY

15.1 Debtor appoints the Secured Party, the Secured Party's designee or the Receiver as its attorney-in-fact to endorse Debtor's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Secured Party or its designee's possession; to sign Debtor's name on any document relating to any Accounts, on drafts against Debtors, on schedules and assignments of Accounts, on notices of assignment and other public records, on verifications of Accounts and on notices to Debtors; to notify post office authorities to change the address for delivery of Debtor's mail to an address designated by the Secured Party or its designee, to receive and open all mail addressed to Debtor and to retain all mail relating to Collateral and forward all other mail to Debtor; and to do all things necessary to carry out or enforce this Agreement. Debtor ratifies and approves all acts of the Secured Party or its designee as attorney-in-fact. The Secured Party, or its designee, as attorney-in-fact, will not be liable for any acts or omissions, or for any error of judgment or mistake of fact or law, except for bad faith. This power, being coupled with an interest, is irrevocable until all Obligations have been fully satisfied; provided that neither the Secured Party or its designee will exercise this power until after a Default.

16.            ACCOUNTS

16.1 Notwithstanding any other provision of this Security Agreement, the Secured Party may collect, realize, sell or otherwise deal with the Accounts or any part thereof in such manner, upon such terms and conditions and at such time or times, whether before or after default, as may seem to be advisable, and without notice to the Debtor, except in the case of disposition after default and then subject to the provisions of Part V of the Act. All moneys or other forms of payment received by the Debtor in payment of any Account will be received and held by the Debtor in trust for the Secured Party.

17.            APPROPRIATION OF PAYMENTS

17.1 Any and all payments made in respect of the Obligations from time to time and moneys realized from any security interests held therefor (including moneys collected in accordance with or realized on any enforcement of this Security Agreement) may be applied to such part or parts of the Obligations as the Secured Party may see fit, and the Secured Party may at all times and from time to time change any appropriation as the Secured Party may see fit.

18.            LIABILITY TO ADVANCE

18.1 None of the preparation, execution, perfection and registration of this Security Agreement or the advance of any moneys will bind the Secured Party to make any advance or loan or further advance or loan, or renew any note or extend any time for payment of any indebtedness or liability of the Debtor to the Secured Party.

19.            WAIVER

19.1 The Secured Party may from time to time and at any time waive in whole or in part any right, benefit or default under any clause of this Security Agreement but any such waiver of any right, benefit or default on any occasion will be deemed not to be a waiver of any such right, benefit or default thereafter, or of any other right, benefit or default, as the case may be.

20.            NOTICE

20.1 Notice may be given to either party by sending it through the post in prepaid mail or delivered to the party for whom it is intended, at the principal address of such party provided herein or at such other address as may be given in writing by such party to the other, and any notice if posted will be deemed to have been given at the expiration of three business days after posting and if delivered, on delivery.

21.            EXTENSIONS

21.1 The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of security interests, and otherwise deal with the Debtor, account debtors of the Debtor, sureties and others and with the Collateral and other security interests as the Secured Party may see fit without prejudice to the liability of the Debtor or the Secured Party's right to hold and realize on the security constituted by this Security Agreement.

22.            NO MERGER

22.1 This Security Agreement will not operate so as to create any merger or discharge of any of the Obligations, or any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security interest of any form held or which may hereafter be held by the Secured Party from the Debtor or from any other person whomsoever. The taking of a judgment with respect to any of the Obligations will not operate as a merger of any of the covenants contained in this Security Agreement.

23.            ASSIGNMENT

23.1 The Secured Party may, without further notice to the Debtor, at any time assign, transfer or grant a security interest in this Security Agreement and the security interests granted hereby. The Debtor expressly agrees that the assignee, transferee or secured party, as the case may be, will have all of the Secured Party's rights and remedies under this Security Agreement and the Debtor will not assert any defence, counterclaim, right of set-off or otherwise any claim which it now has or hereafter acquires against the Secured Party in any action commenced by such assignee, transferee or secured party, as the case may be, and will pay the Obligations to the assignee, transferee or secured party, as the case may be, as the Obligations become due.

24.            SATISFACTION AND DISCHARGE

24.1 Any partial payment or satisfaction of the Obligations, or any ceasing by the Debtor to be indebted to the Secured Party, will be deemed not to be a redemption or discharge of this Security Agreement. The Debtor will be entitled to a release and discharge of this Security Agreement upon full payment and satisfaction of all Obligations and upon written request by the Debtor.

25.            ENUREMENT

25.1 This Security Agreement will enure to the benefit of the Secured Party and its successors and assigns, and will be binding upon the respective heirs, executors, personal representatives, successors and permitted assigns of the Debtor.

26.            INTERPRETATION

26.1           In this Security Agreement:

        (a) "Account" means (a) any account, and (b) any right to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance; all guaranties, letters of credit and other security for any of the above; and all books and records, documents, papers and electronically recorded data recording, evidencing or relating to or evidencing an interest in or relating to the above.

        (b)    "account receivable" means:

               (i) any account receivable, Account, Chattel Paper, or Document owned, acquired, or received by a Person;

               (ii) any other indebtedness owed to or receivable owned, acquired, or received by a Person of whatever kind and however evidenced; and

               (iii) any right, title, and interest in a Person's Goods which were sold, leased, or furnished by that Person and gave rise to either i) or ii) above, or both of them including, without limitation:

                      (A) any rights of stoppage in transit of a Person's sold, leased, or furnished Goods;

                      (B) any rights to reclaim a Person's sold, leased, or furnished Goods; and

                      (C) any rights a Person has in such sold, leased, or furnished Goods that have been returned to or repossessed by that Person.

        (c) "Cash Security" means all cash, Instruments, Deposit Accounts, and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which the Debtor presently has or may hereafter have any claim, that presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of the Lender.

        (d) "Chattel Paper" means (a) any chattel paper, and (b) any writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific Goods. If a transaction is evidenced both by such an agreement for security or a lease and by an Instrument or a series of Instruments, the group of writings taken together constitutes Chattel Paper.

        (e) "Collateral" has the meaning set out in Clause 1 hereof and any reference to Collateral will, unless the context otherwise requires, be deemed a reference to Collateral as a whole or any part thereof;

        (f) "Contract Right" means (a) any contract right, including any and all rights under any agreements to which the Debtor is a party, and (b) any right to payment under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper; all guaranties, letters of credit and other security for the above; and all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above.

        (g) "Debtor" and the personal pronoun "it" or "its" and any verb relating thereto and used therewith will be read and construed as required by and in accordance with the context in which such words are used depending upon whether the Debtor is one or more individuals, corporations or partnerships and, if more than one, will apply and be binding upon each of them severally;

        (h) "Deposit Account" means (a) any deposit account, and (b) any demand, time, savings, passbook, or a similar account maintained with a bank, savings bank, savings association, credit union, or similar organization, other than an account evidenced by a certificate of deposit.

        (i) "Document" means (a) any document, (b) any document of title, including a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of Goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold, and dispose of the document and the Goods it covers, and (c) any receipt covering Goods stored under a statute requiring a bond against withdrawal or a license for the issuance of receipts in the nature of warehouse receipts even though issued by a Person who is the owner of the Goods and is not a warehouseman.

        (j) "General Intangible" means any general intangible, chose in action, cause of action, obligation or indebtedness owed to Debtor from any source whatsoever, and all other intangible personal property of every kind and nature, other than goods, Accounts, Contract Rights, Chattel Paper, Documents, Instruments and money, but including, without limitation, patents, trademarks, trade names, service marks, copyrights and applications for any of the above, and goodwill, trade secrets, licenses, franchises, imbedded software, tax refund claims, and all books and records, including all computer programs, disks, tapes, printouts, customer lists, credit files and other business and financial records, and the equipment containing any such information.

        (k)    "Instrument" means:

               (i)    any instrument;

               (ii) any negotiable or non-negotiable instrument (including, without limitation, drafts, checks, acceptances, certificates of deposit, and notes);

               (iii)  any security; and

               (iv)   any other writing which:

                      (A)    evidences a right to the payment of money,

                      (B)    is not itself a security agreement or lease, and

                      (C) is of a type which in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment.

        (l) "Proceeds" means (a) any proceeds, and (b) whatever is received upon the sale, exchange, collection, or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds include, without limitation, money, checks, and Deposit Accounts. Proceeds includes, without limitation, any Account arising when the right to payment is earned under a Contract Right, any insurance or condemnation award payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Security Agreement, the Secured Party's right to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of the Secured Party to the sale, exchange, collection, or other disposition of any or all of the Collateral by the Debtor.

        (m) "Subsidiary or Subsidiaries" shall mean any one or more, as the case may be, of the following affiliates or subsidiaries of
               Debtor: (i) SmarTire USA, Inc.; (ii) SmarTire Technologies, Inc.; and iii) SmarTire (Europe) Limited.

        (n) "the Act" means the Personal Property Security Act of British Columbia and all regulations thereunder as amended from time to time.

26.2 Words and expressions used herein that have been defined in the Act will be interpreted in accordance with their respective meanings given in the Act unless otherwise defined herein or unless the context otherwise requires.

26.3 The invalidity or unenforceability of the whole or any part of any clause of this Security Agreement will not affect the validity or enforceability of any other clause or the remainder of such clause.

26.4 The headings of the clauses of this Security Agreement have been inserted for reference only and do not define, limit, alter or enlarge the meaning of any provision of this Security Agreement.

26.5           This Security Agreement will be governed by the laws of British
Columbia.

27.            COPY OF AGREEMENT AND FINANCING STATEMENT

27.1           The Debtor hereby:

        (a)    acknowledges receipt of a copy of this Security Agreement; and

        (b) waives all rights to receive from the Secured Party a copy of any financing statement, financing change statement or verification statement filed at any time in respect of this Security Agreement.

IN WITNESS WHEREOF the Debtor has executed this Security Agreement as of the date set forth above.


                                              Execution Date
----------------------------------------------------------------------------------------------------
        Officer Signature(s)                 Y       M       D           Transferor/Borrower/Party
                                                                                Signature(s)


/s/ GAIL N. SPIESS                           01      8       31    SMARTIRE SYSTEMS INC. by its
------------------------                                           authorized signatory
Name: Gail N. Spiess
Address: 3924 Auburn Drive                                         /s/ ROBERT V. RUDMAN
Royal Oak, Michigan, USA                                           ----------------------
                                                                   Robert V. Rudman
Occupation: Executive Secretary
----------------------------------------------------------------------------------------------------

        Principal Address of Debtor:

        150 - 13151 Vanier Place
        Richmond, British Columbia
        V6V 2J1

                                  SCHEDULE "A"

                                  SEE ATTACHED.

                                                                     Exhibit 2B




                                    GUARANTY

         THIS GUARANTY ("Guaranty") is made as of August 31, 2001, by SMARTIRE USA, Inc., a Delaware corporation, SMARTIRE TECHNOLOGIES, INC., a company incorporated in the Province of British Columbia and SMARTIRE (EUROPE) LIMITED, a UK company (collectively "Guarantor"), in favor of TRW INC., an Ohio corporation, of 24175 Research Drive, Farmington Hills, Michigan 48335-2642 ("TRW") to induce TRW to extend credit or some other benefit (collectively, "Indebtedness"), to SMARTIRE SYSTEMS INC., a company incorporated in the Province of British Columbia, of 150-13151 Vanier Place, Richmond, British Columbia, U6U251 and its successors ("SmarTire"), and because Guarantor has determined that executing and delivering this Guaranty is in Guarantor's interest and to Guarantor's financial benefit.

         GUARANTOR AGREES AS FOLLOWS:

1. GUARANTEE. Guarantor unconditionally and irrevocably guarantees to TRW the full and prompt payment when due of all indebtedness, liabilities and obligations of SmarTire to TRW, whether present or future, primary or secondary, absolute or contingent, direct or indirect, several, joint or joint and several, (collectively, "Indebtedness") including, without limit, the payment obligations and liabilities arising under or evidenced by the following:

         (a) Termination Agreement dated as of August 31, 2001 by and between TRW and SmarTire;

         (b) The $2,800,000.00 (USD) Secured Promissory Note dated August 31, 2001 executed and delivered by SmarTire;

         (c) All other documents executed in connection with the Termination Agreement.

together with expenses, costs and attorneys' fees, incurred by TRW in connection with the enforcement of this Guaranty and/or any obligations of SmarTire to TRW. TRW may have immediate recourse against Guarantor for full and immediate payment of the Indebtedness at any time when the Indebtedness, or any portion, has not been paid when due (whether by acceleration or otherwise). All payments by Guarantor shall be made in lawful money of the United States of America and in immediately available funds. Guarantor's obligations under this Guaranty are not limited to any specific amount or part of the Indebtedness, including interest, owed to TRW.

2. NATURE OF GUARANTEE. This is a guarantee of payment and not of collection. At any time when the Indebtedness, or any portion thereof, has not been paid when due (whether by acceleration or otherwise) TRW can require that Guarantor pay TRW the amounts owing under this Guaranty immediately, and TRW is not required to collect first from SmarTire, or pursue any collateral or any other person liable for the Indebtedness. No delay or stay in any acceleration of the Indebtedness, as against SmarTire, due to the application of any bankruptcy, insolvency or other law or proceeding shall be effective under this Guaranty, and Guarantor agrees to pay immediately any amount of the Indebtedness that would be due and payable but for such delay or stay. Guarantor's liability for payment of the Indebtedness shall be a primary obligation and shall be absolute and unconditional. Guarantor agrees that none of the following acts, omissions or occurrences shall diminish or impair the liability of Guarantor in any respect (all of which acts, omissions or occurrences may be done or occur without notice to Guarantor):

         (a) Any extension, modification, indulgence, compromise, settlement or variation of any of the terms of the Indebtedness.

         (b) Any assignment or transfer of any interest in any of the Indebtedness.

         (c) The discharge or release of any obligations of SmarTire or any other person now or hereafter liable on the Indebtedness, by reason of bankruptcy or insolvency laws or otherwise.

         (d) The acceptance or release by TRW of any collateral, security or other guaranty from Guarantor, SmarTire or any other person, or any settlement, compromise or extension with respect to any such collateral, security or other guaranty.

         (e) The application or allocation by TRW of payments, collections or credits on the Indebtedness except to the amount of such payments, collections or credits.

         (f) The creation of any new Indebtedness by SmarTire.

         (g) The making of a demand, or absence of demand, for payment of the Indebtedness, or giving, or failing to give, any notice of dishonor, protest, presentment or non-payment or any other notice.

         (h) Any failure, omission or delay on the part of SmarTire, Guarantor or any other person now or hereafter liable on the Indebtedness, or anyone claiming by or through any of them, to comply with any instrument or agreement relating to any of the Indebtedness.

         (i) To the extent permitted by law, any release or discharge, by operation of law, of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty.

         (j) Any merger or consolidation of SmarTire, Guarantor or any other person now or hereafter liable on the Indebtedness, into or with any other corporation or other entity, or any sale, lease or transfer of any of the assets of SmarTire or Guarantor to any other person or entity.

         (k) Any other occurrence or circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against Guarantor.

             The obligations of Guarantor set forth in this Guaranty constitute full recourse obligations of Guarantor, enforceable against Guarantor to the full extent of Guarantor's assets and properties. Guarantor's liability under this Guaranty is independent of Guarantor's liability under any other guaranty previously or subsequently executed by Guarantor or one of them, singularly or together with others, as to all or any part of the Indebtedness, and may be enforced for the full amount of this Guaranty regardless of Guarantor's liability under any other guaranty.

3. WAIVERS. Without limiting the generality of the foregoing, Guarantor unconditionally waives

         (a) any right of subrogation to the rights of TRW against SmarTire until the Indebtedness is paid in full;

         (b) TRW's acceptance of this Guaranty;

         (c) any set-offs or counterclaims that Guarantor may have against TRW which would otherwise impair TRW's rights against Guarantor;

         (d) any demand or notice of any action that TRW takes regarding SmarTire, anyone else, any collateral, or any Indebtedness, which Guarantor might be entitled to by law or under any other agreement; and

         (e) any requirement of diligence on the part of anyone.

4. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to TRW as follows:

         (a) If Guarantor is a corporation, it represents that it is a corporation duly organized, existing in good standing under the laws of its state or province of incorporation, and that the execution and delivery of this Guaranty and the performance of the duties and obligations under this Guaranty are within Guarantor's corporate powers, have been duly authorized by all necessary action by its board of directors or other governing bodies, and do not contravene the terms of its articles of incorporation or bylaws or other governing documents or agreements. If Guarantor is a co-partnership or limited partnership, it represents that it is duly organized and existing under the laws of its state or province of formation, and that the execution and delivery of this Guaranty and the performance of the duties and obligations imposed under this Guaranty are within Guarantor's partnership powers, have been duly authorized by all necessary action of its partners, and do not contravene the terms of its partnership agreement.

         (b) Guarantor is a subsidiary or otherwise an affiliate of SmarTire, and such interest of Guarantor is not subject to any assignment, claim, lien, encumbrance or agreement for sale, transfer or other disposition.

         (c) The execution and delivery of this Guaranty, and the performance of the obligations imposed under this Guaranty, do not violate any law and do not conflict with any agreement by which Guarantor is bound, and does not require any consent or approval of any governmental authority or any third party. This Guaranty is a valid and binding agreement, enforceable according to its terms.

         (d) All financial and other information, if any, furnished by Guarantor to TRW is accurate and fairly reflects the financial condition of the persons or entities to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates.

         (e) There are no actions, suits or proceedings, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau or other administrative agency, pending or, to the best knowledge of Guarantor, threatened against or affecting Guarantor, or any properties or rights of Guarantor, which, if adversely determined, could have a materially adverse effect upon the financial condition of Guarantor.


                                    GUARANTY

         (f) Guarantor delivers this Guaranty based solely on Guarantor's independent investigation of (or decision not to investigate) the financial condition of SmarTire and is not relying on any information furnished by TRW. Guarantor assumes full responsibility for obtaining any further information concerning SmarTire's financial condition, the status of the Indebtedness or any other matter which Guarantor may deem necessary or appropriate (now or later). Guarantor waives any duty on the part of TRW, and agrees that Guarantor is not relying upon or expecting TRW to disclose to Guarantor any fact now or later known by TRW, whether relating to the operations or condition of SmarTire, the existence, liabilities or financial condition of any co-guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect such fact may have upon Guarantor's risk under this Guaranty, or Guarantor's rights against SmarTire.

         (g) TRW has made no representation to Guarantor as to the credit-worthiness of SmarTire, and Guarantor is satisfied with the means that Guarantor has for obtaining from SmarTire, on a continuing basis, financial and other information pertaining to SmarTire's financial condition.

5. OTHER GUARANTORS. If more than one person or entity signs this Guaranty, their duties and obligations under this Guaranty shall be joint and several. All references to Guarantor shall be to each or any two or more of them. Guarantor's duties and obligations under this Guaranty are joint and several with any other guarantor of the Indebtedness. If TRW elects to enforce its rights against all guarantors of the Indebtedness, that election shall not release Guarantor from its duties and obligations under this Guaranty. The compromise or release of any of the obligations of any of the other guarantors, or SmarTire, shall not serve to waive, alter or release Guarantor's obligations.

6. REINSTATEMENT. This Guaranty, and any agreement securing this Guaranty, shall continue to be effective, or shall be automatically reinstated, as the case may be, if at any time payment of all or any part of the Indebtedness is rescinded or must otherwise be restored or returned by TRW upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of SmarTire, or upon, or as a result of, the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to SmarTire or any substantial part of SmarTire's property, or for any other reason, all as though such payments had not been made.

7.       MISCELLANEOUS.

         (a) This Guaranty shall be construed in accordance with the laws of the State of Michigan, USA.

         (b) For all purposes in respect to this Guaranty, Guarantor agrees to submit to the non-exclusive jurisdiction of the state and federal courts located in the State of Michigan, USA.

         (c) This Guaranty shall be binding upon the heirs, successors and assigns of Guarantor, and the rights and privileges of TRW under this Guaranty shall inure to the benefit of its successors and assigns.

         (d) Any notice required from one party to another relating to this Guaranty shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or telecopier number set forth in this Guaranty by any of the following means: hand delivery, registered or certified mail, postage prepaid, express mail or other overnight courier service, or telecopy, telex or other wire or electronic transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with these provisions shall be deemed delivered on receipt if delivered by hand, wire or electronic transmission, on the third business day after mailing if mailed by registered or certified mail, or on the next business day after mailing or deposit with the postal service or an overnight courier service if delivered by express mail or overnight courier. Guarantor's address and telecopier number is set forth below and TRW's address is set forth above, and telecopier number is
(248) 442-5290. All notices sent to TRW shall be to the attention of the Legal Department.

         (e) Any amendment of this Guaranty shall be in writing and shall require the signature of Guarantor and TRW. Any waiver or consent to departure from compliance with this Guaranty must be in writing and signed by TRW.

         (f) The invalidity or unenforceability of any provision of this Guaranty shall not affect the validity or enforceability of the remaining provisions of this Guaranty. The use of headings does not limit the terms of this Guaranty.

         (g) Any reference in this Guaranty to attorneys' fees shall refer to fees, charges, costs and expenses of in-house and outside attorneys and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise.

         This Guaranty is dated and effective as of the date stated above.




                                    GUARANTY
                                  Page 3 of 5

WITNESSES:



                   /s/ Elzabeth Restabatt
___________________________________________________________

                     /s/ Gail N. Spiess
___________________________________________________________


STATE [PROVINCE] OF Michigan, COUNTY OF Oakland


     The foregoing instrument was acknowledged before me on August 31, 2001, by Robert V. Rudman


                                  /s/ Averil J. Penn
                            _______________________________
                                              Notary Public


                                   Oakland County, Michigan
                                Commission Expires: 6/22/03


GUARANTOR:

SMARTIRE USA, INC.


By:                   /s/ Robert V. Rudman
    ------------------------------------------------------
    Its:              President & Director
        --------------------------------------------------

Address:

c/o 13151 Vanier Place, Suite 150
----------------------------------------------------------
Richmond, B.C.  V6V 2J1  Canada
----------------------------------------------------------

Telecopier No.  1-604-276-2350
               -------------------------------------------
Tax I.D. No.   95-4630870
              --------------------------------------------






WITNESSES:

/s/ Elzabeth Restabatt
___________________________________________________________


/s/ Gail N. Spiess
___________________________________________________________



STATE [PROVINCE] OF Michigan, COUNTY OF Oakland

     The foregoing instrument was acknowledged before me on August 31, 2001, by Robert V. Rudman



                            /s/ Averil J. Penn
                            _______________________________
                                              Notary Public


                                   Oakland County, Michigan
                                Commission Expires: 6/22/03



GUARANTOR:

SMARTIRE (EUROPE) LIMITED




By:                   /s/ Robert V. Rudman
    _______________________________________________________

    Its:              President & Director
    _______________________________________________________


Address:

Park 34, Southmead Industrial Park
-----------------------------------------------------------
Didcot, Oxfordshire, U.K. 0X11 7WB
-----------------------------------------------------------

Telecopier No.  44.1235.514/040
               --------------------------------------------
Tax I.D. No.   U.K. REGH 35166661
              ---------------------------------------------






                                    GUARANTY
                                   Page 4 of 5

WITNESSES:


/s/ Elzabeth Restabatt
___________________________________________________________


/s/ Gail N. Spiess
___________________________________________________________



STATE [PROVINCE] OF Michigan, COUNTY OF Oakland

     The foregoing instrument was acknowledged before me on August 21, 2001, by Robert V. Rudman


                            /s/ Averil J. Penn
                            _______________________________
                                              Notary Public


                                   Oakland County, Michigan
                                Commission Expires: 6/22/03



GUARANTOR:

SMARTIRE TECHNOLOGIES, INC.




By: /s/ Robert V. Rudman
    _______________________________________________________

    Its: Director
         __________________________________________________


Address:

13151 Vanier Place, Suite 150
-----------------------------------------------------------
Richmond, B.C. V6V 2J1 Canada
-----------------------------------------------------------

Telecopier No. 1-604-276-2350
               --------------------------------------------
Tax I.D. No.   95-4630870
               --------------------------------------------






                                    GUARANTY
                                  Page 5 of 5

                                                                      Exhibit 3

                          License From SmarTire to TRW


                                LICENSE AGREEMENT

        THIS LICENSE AGREEMENT is made to be effective as of this 31st day of August 2001 (the "Effective Date"), by and between SMARTIRE SYSTEMS INC., a British Columbia corporation having its principal place of business at 13151 Vanier Place, Suite 150, Richmond, British Columbia, Canada V6V 2J1 ("SmarTire"), and TRW INC., a corporation existing under the laws of the State of Ohio, United States of America, acting for and on behalf of its Automotive Electronics operation in the U.S., having a place of business at 24175 Research Drive, Farmington Hills, Michigan, United States of America 48335-2642 ("TRW").

        WHEREAS, the parties have been cooperating in the development and marketing of tire pressure monitoring systems pursuant to certain agreements including a License Agreement, Technical Cooperation Agreement, and Supply Agreement, all dated as of 20 April 1998 and amended (in the case of the License Agreement and Technical Cooperation Agreement) via an Assignment and Amending Agreement dated as of 13 December 2000, and a Mutual Secrecy Agreement dated as of 6 January 1998 and amended in a First Amendment dated 18 February 1998;

        WHEREAS, through their respective activities in the area of tire pressure monitoring systems, the parties now each own respective intellectual property that is useful in connection with the design and manufacture of tire pressure monitoring systems;

        WHEREAS, pursuant to a Termination Agreement of even date herewith, the parties are terminating the existing cooperation and the agreements associated therewith; and,

        WHEREAS, each party wishes to receive from the other party a license to use such other party's intellectual property in the manufacture and sale of tire pressure monitoring systems subsequent to the termination of the existing cooperation;

        NOW, THEREFORE, in view of the foregoing premises and in consideration of the mutual promises and covenants contained in this and the related termination agreements, SmarTire and TRW agree as follows:

                                    Article 1
                                   Definitions

        The following words and phrases will have the meanings set forth below where used herein with initial capital letters:

        1.1 Affiliate: Any corporation, partnership, or other business entity in which SmarTire or TRW owns or controls more than fifty percent (50%) of the voting stock or otherwise has more than fifty percent (50%) of the right to control the entity.

        1.2 Licensed Products: Tire pressure monitoring systems and components of such systems, including but not limited to tire pressure transmitters and receivers.



                                      -Page 1-

        1.3 SmarTire Patents: All utility patents, design patents, utility models, or applications for patents or utility models that (a) were originally filed before the Effective Date or, although filed after the Effective Date, are directed to inventions made before the Effective Date, and (b) have a claim covering Licensed Products, components of Licensed Products, or methods of making or using same, and (c) SmarTire has the right, whether by reason of ownership of the patent, utility model or application or otherwise, to grant licenses to TRW on the Effective Date. The term "SmarTire Patents" does not include any patents under which SmarTire acquired rights from Transense Technologies plc. or from SensoNor asa, but does include patents filed on inventions developed and owned by Affiliates of SmarTire. The term "SmarTire Patents" includes, without limitation, the publicly known patents and pending patent applications listed on Attachment 1 hereto.

        1.4    Other Definitions and Meanings: For purposes of this Agreement,
(a) the term "person" includes any natural person, firm, association, partnership, corporation, or other entity and (b) the words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole.

                                    Article 2
                                 Licensed Rights

        2.1 Grant: SmarTire hereby grants to TRW the perpetual, royalty-free, non-exclusive, worldwide right under the SmarTire Patents to make, have made, import, use, and sell Licensed Products.

        2.2 Sublicenses: TRW may grant to its Affiliates sublicenses under the rights granted herein.

        2.3 Patents owned by SmarTire Affiliates: If any of the SmarTire Patents are owned by any SmarTire Affiliate, then SmarTire will cause such SmarTire Affiliate to endorse and confirm the licenses granted to TRW hereunder.

                                    Article 3
                                    Warranty

        SmarTire warrants that it owns the SmarTire Patents, that it has the right to enter into this Agreement, and that SmarTire's performance of this Agreement will not violate any agreement between SmarTire and any third person.

                                    Article 4
                                SmarTire Patents

        4.1 Title: Nothing contained in this Agreement will be deemed to convey to TRW the legal title to any SmarTire patent.


                                      -Page 2-

        4.2 Maintenance of Patents: SmarTire will have no obligation under this Agreement (a) to file, prosecute, or maintain any SmarTire patent or (b) to respond to or otherwise defend any action for reexamination or revocation of any SmarTire patent.

                                    Article 5
                              Term and Termination

        5.1 Term: This Agreement is effective as of the Effective Date upon execution by both parties. The Agreement will not expire.

        5.2 Termination: This Agreement may not be terminated except upon the express written agreement of both parties.

                                    Article 6
                                   Assignment

        Neither party may assign or transfer this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other party. For purposes of this Article, any change of control of TRW will be considered to be a transfer of the Agreement.

                                    Article 7
                                     Notice

        Any notice or other communication to any party under this Agreement will be in writing and will be deemed to have been duly given, if communicated by facsimile, cable or similar electronic means, at the time receipt thereof has been confirmed by return electronic communication or signal that the message has been clearly received, or if mailed, ten (10) days after mailing, registered mail, postage prepaid, return receipt requested:

               if to TRW:         TRW Automotive Electronics
                                  24175 Research Drive
                                  Farmington Hills, Michigan 48335-2642
                                  U.S.A.
                                  FAX: 248.442.5290
                                  Attention: General Manager

with a copy of the notice being sent to the same address, to the attention of the Vice President, Law, and

               If to SmarTire:    SmarTire Systems Inc.
                                  13151 Vanier Place
                                  Suite 150
                                  Richmond, British Columbia
                                  CANADA V6V 2J1


                                      -Page 3-

                                  FAX: 604.276.2350
                                  Attention: President

provided, however, that if either party will have designated a different address by notice to the other party given as provided above, then to the last address so designated.

                                    Article 8
                                  Miscellaneous

        8.1    Headings: Except for the headings for the Definitions in
Article 1, the headings and titles to the Articles and Sections of this Agreement are inserted for convenience only and will not be deemed a part of this Agreement or affect the construction or interpretation of any provision of this Agreement.

        8.2 Entire Agreement: This Agreement comprises the entire agreement between TRW and SmarTire and supersedes all other agreements, oral or written, heretofore made with respect to the licensing of patents for the manufacture and sale of Licensed Products.

        8.3 Modification: This Agreement may be amended only in writing signed by both parties which specifically refers to the provision of this Agreement to be amended and clearly recites the amendment thereto.

        8.4 Waiver: No waiver of any right or remedy in respect of any occurrence or event on one occasion will be deemed a waiver of such right or remedy in respect of such occurrence or event on any subsequent occasion.

        8.5 Remedies: Unless otherwise expressly provided in this Agreement, the rights and remedies set forth in this Agreement are in addition to, and not in limitation of, other rights and remedies under the Agreement, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy.

        8.6 Governing Law: The validity, construction, interpretation and enforceability of this Agreement will be determined and governed by the laws of the State of Ohio, United States of America.

        8.7 Counterparts: This Agreement may be executed in multiple counterparts with equal force and effect in the English language, and each such counterpart will be deemed an original of this Agreement.


                                      -Page 4-

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date, and this Agreement will be deemed dated as of such date.


TRW INC.                                          SMARTIRE SYSTEMS INC.
Automotive Electronics in the U.S.


By: /s/ RONALD A. MUCKLEY                         By: /s/ ROBERT V. RUDMAN
    ---------------------------------                 --------------------------

RONALD A. MUCKLEY                                 ROBERT V. RUDMAN
-------------------------------------             ------------------------------
      (Typed/Printed Name)                              (Typed/Printed Name)

Title: Vice President and General                 Title: President and Chief
       Manager Safety and Security Systems               Executive Officer

Attachment 1:  SmarTire Patents and Pending Patent Applications



                                    -Page 5-

                                  Attachment 1
                SmarTire Patents and Pending Patent Applications


--------------------------------------------------------------------------------------------------
PATENT/PATENT
APPLICATION NO.        FILING/ISSUE DATE                  TITLE                      JURISDICTION
--------------------------------------------------------------------------------------------------
5,285,189              February 8, 1994      ABNORMAL TIRE CONDITION WARNING         US
(Patent Granted)                             SYSTEM
--------------------------------------------------------------------------------------------------
5,559,484              September 4, 1996     DATA LOGGING TIRE MONITOR WITH          US
(Patent Granted)                             CONDITION PREDICTIVE CAPABILITIES
                                             AND INTEGRITY CHECKING
--------------------------------------------------------------------------------------------------
5,231,872              August 3, 1993        TIRE MONITORING APPARATUS AND METHOD    US
(Patent Granted)
--------------------------------------------------------------------------------------------------
5,335,540              August 9, 1994        TIRE MONITORING APPARATUS AND METHOD    US
(Patent Granted)
--------------------------------------------------------------------------------------------------
09/351,002             July 12, 1999         WHEEL COMPONENT WITH CAVITY FOR         US
(Application)                                MOUNTING A HOUSING FOR MEASUREMENT
                                             APPARATUS
--------------------------------------------------------------------------------------------------
2,104,696              Feb. 20, 1992         TIRE MONITORING APPARATUS AND METHOD    Canada
(Application)
--------------------------------------------------------------------------------------------------
2,221,174              Feb. 20, 1992         TIRE MONITORING APPARATUS AND METHOD    Canada
(Application)
--------------------------------------------------------------------------------------------------


                                   -Page A.1-

                                                                      Exhibit 4

                          License From TRW to SmarTire


                                LICENSE AGREEMENT

        THIS LICENSE AGREEMENT is made to be effective as of this 31st day of August 2001 (the "Effective Date"), by and between SMARTIRE SYSTEMS INC., a British Columbia corporation having its principal place of business at 13151 Vanier Place, Suite 150, Richmond, British Columbia, Canada V6V 2J1 ("SmarTire"), and TRW INC., a corporation existing under the laws of the State of Ohio, United States of America, acting for and on behalf of its Automotive Electronics operation in the U.S., having a place of business at 24175 Research Drive, Farmington Hills, Michigan, United States of America 48335-2642 ("TRW").

        WHEREAS, the parties have been cooperating in the development and marketing of tire pressure monitoring systems pursuant to certain agreements including a License Agreement, Technical Cooperation Agreement, and Supply Agreement, all dated as of 20 April 1998 and amended (in the case of the License Agreement and Technical Cooperation Agreement) via an Assignment and Amending Agreement dated as of 13 December 2000, and a Mutual Secrecy Agreement dated as of 6 January 1998 and amended in a First Amendment dated 18 February 1998;

        WHEREAS, through their respective activities in the area of tire pressure monitoring systems, the parties now each own respective intellectual property that is useful in connection with the design and manufacture of tire pressure monitoring systems;

        WHEREAS, pursuant to a Termination Agreement of even date herewith, the parties are terminating the existing cooperation and the agreements associated therewith; and,

        WHEREAS, each party wishes to receive from the other party a license to use such other party's intellectual property in the manufacture and sale of tire pressure monitoring systems subsequent to the termination of the existing cooperation;

        NOW, THEREFORE, in view of the foregoing premises and in consideration of the mutual promises and covenants contained in this and the related termination agreements, SmarTire and TRW agree as follows:

                                    Article 1
                                   Definitions

        The following words and phrases will have the meanings set forth below where used herein with initial capital letters:

        1.1 Affiliate: Any corporation, partnership, or other business entity in which SmarTire or TRW owns or controls more than fifty percent (50%) of the voting stock or otherwise has more than fifty percent (50%) of the right to control the entity.

        1.2 Licensed Products: Tire pressure monitoring systems and components of such systems, including but not limited to tire pressure transmitters and receivers.


                                    -Page 1-

        1.3 TRW Patents: All utility patents, design patents, utility models, or applications for patents or utility models that (a) were originally filed before the Effective Date or, although filed after the Effective Date, are directed to inventions made before the Effective Date, and (b) have a claim covering Licensed Products, components of Licensed Products, or methods of making or using same, and (c) the TRW Automotive Electronics operation in the U.S. has the right, whether by reason of ownership of the patent, utility model or application or otherwise, to grant licenses to SmarTire on the Effective Date. The term "TRW Patents" does not include any patents filed on inventions developed and owned by divisions of TRW Inc. other than its Automotive Electronics operation, but does include patents filed on inventions developed and owned by Affiliates of TRW, or divisions of Affiliates of TRW, that are managed and operated as part of TRW's Automotive Electronics operation. The term "TRW Patents" includes, without limitation, the publicly known patents and pending patent applications listed on Attachment 1 hereto.

        1.4    Other Definitions and Meanings: For purposes of this Agreement,
(a) the term "person" includes any natural person, firm, association, partnership, corporation, or other entity and (b) the words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole.

                                    Article 2
                                 Licensed Rights

        2.1 Grant: TRW hereby grants to SmarTire the perpetual, royalty-free, non-exclusive, worldwide right under the TRW Patents to make, have made, import, use, and sell Licensed Products.

        2.2 Sublicenses: SmarTire may grant to its Affiliates sublicenses under the rights granted herein, but may not otherwise grant sublicenses under the rights granted herein. However, the foregoing notwithstanding, SmarTire may grant limited sublicenses to vendors cooperating in the supply of products to customers for a tire pressure monitoring system of those customers, if in each case (a) SmarTire is supplying other material products for use in the same system for the same customer, and (b) the sublicensed technology is necessary, as opposed to merely useful or convenient, in order for such products of the cooperating vendor to interface with such products of SmarTire. Any such sublicense will be restricted to such necessary technology, only, and to such system and such customer or vendor, only. For purposes of this paragraph, the "vendor" and the "customer" may be the same company.

        2.3 Patents owned by TRW Affiliates: Certain of the TRW Patents are owned by an Affiliate of TRW. Specifically, the Automotive Electronics division of TRW France SA has filed patent applications on inventions covering Licensed Products. TRW will cause TRW France SA to endorse and confirm the licenses granted to SmarTire hereunder.


                                    -Page 2-

                                    Article 3
                                    Warranty

        TRW warrants that it has the right to enter into this Agreement, and that TRW's performance of this Agreement will not violate any agreement between TRW and any third person.

                                    Article 4
                                   TRW Patents

        4.1 Title: Nothing contained in this Agreement will be deemed to convey to SmarTire the legal title to any TRW patent.

        4.2 Maintenance of Patents: TRW will have no obligation under this Agreement (a) to file, prosecute, or maintain any TRW patent or (b) to respond to or otherwise defend any action for reexamination or revocation of any TRW patent.

                                    Article 5
                              Term and Termination

        5.1 Term: This Agreement is effective as of the Effective Date upon execution by both parties. Subject to Section 5.2, the Agreement will not expire.

        5.2 Termination: SmarTire agrees that this Agreement will automatically terminate and be without further force or effect, and all of SmarTire's rights under this license will cease to exist, without notice, if SmarTire breaches of any of its obligations under either the Termination Agreement or any of the other agreements referenced therein. In the event of such termination of this Agreement, SmarTire will immediately cease using, for any purpose whatsoever, any inventions covered by TRW Patents and any TRW Proprietary Information, as defined in the Mutual Secrecy Agreement referenced in the recitals of this Agreement.

                                    Article 6
                                   Assignment

        Neither party may assign or transfer this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other party. For purposes of this Article, any change of control of SmarTire will be considered to be a transfer of the Agreement.

                                    Article 7
                                     Notice

        Any notice or other communication to any party under this Agreement will be in writing and will be deemed to have been duly given, if communicated by facsimile, cable or similar electronic means, at the time receipt thereof has been confirmed by


                                    -Page 3-
return electronic communication or signal that the message has been clearly received, or if mailed, ten (10) days after mailing, registered mail, postage prepaid, return receipt requested:

               if to TRW:         TRW Automotive Electronics
                                  24175 Research Drive
                                  Farmington Hills, Michigan 48335-2642
                                  U.S.A.
                                  FAX: 248.442.5290
                                  Attention: General Manager

with a copy of the notice being sent to the same address, to the attention of the Vice President, Law, and

               if to SmarTire:    SmarTire Systems Inc.
                                  13151 Vanier Place
                                  Suite 150
                                  Richmond, British Columbia
                                  CANADA V6V 2J1
                                  FAX: 604.276.2350
                                  Attention: President

provided, however, that if either party will have designated a different address by notice to the other party given as provided above, then to the last address so designated.

                                   Article 68
                                  Miscellaneous

        8.1    Headings: Except for the headings for the Definitions in
Article 1, the headings and titles to the Articles and Sections of this Agreement are inserted for convenience only and will not be deemed a part of this Agreement or affect the construction or interpretation of any provision of this Agreement.

        8.2 Entire Agreement: This Agreement comprises the entire agreement between TRW and SmarTire and supersedes all other agreements, oral or written, heretofore made with respect to the licensing of patents for the manufacture and sale of Licensed Products.

        8.3 Modification: This Agreement may be amended only in writing signed by both parties which specifically refers to the provision of this Agreement to be amended and clearly recites the amendment thereto.

        8.4 Waiver: No waiver of any right or remedy in respect of any occurrence or event on one occasion will be deemed a waiver of such right or remedy in respect of such occurrence or event on any subsequent occasion.

        8.5 Remedies: Unless otherwise expressly provided in this Agreement, the rights and remedies set forth in this Agreement are in addition to, and not in


                                    -Page 4-
limitation of, other rights and remedies under the Agreement, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy.

        8.6 Governing Law: The validity, construction, interpretation and enforceability of this Agreement will be determined and governed by the laws of the State of Ohio, United States of America.

        8.7 Counterparts: This Agreement may be executed in multiple counterparts with equal force and effect in the English language, and each such counterpart will be deemed an original of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date, and this Agreement will be deemed dated as of such date.


TRW INC.                                           SMARTIRE SYSTEMS INC.
Automotive Electronics in the U.S.


By: /s/RONALD A. MUCKLEY                           By: /s/ ROBERT V. RUDMAN
    --------------------------------                   -------------------------

RONALD A. MUCKLEY                                  ROBERT V. RUDMAN
------------------------------------               -----------------------------
        (Typed/Printed Name)                            (Typed/Printed Name)

Title: Vice President and General Manager          Title: President and Chief
       Safety and Security Systems                        Executive Officer


Attachment 1: TRW Patents and Pending Patent Applications




                                    -Page 5-

                                  Attachment 1
                   TRW Patents and Pending Patent Applications


---------------------------------------------------------------------------------------------------
PATENT/PATENT
APPLICATION NO.        FILING/ISSUE DATE                   TITLE                      JURISDICTION
---------------------------------------------------------------------------------------------------
6,232,875              i. 05/15/2001         APPARATUS AND METHOD FOR                 U.S.
(Patent Granted)                             CONTROLLING A TIRE
                                             CONDITION MODULE OF A
TRW #006747                                  VEHICLE TIRE
---------------------------------------------------------------------------------------------------
6,055,855              i. 05/02/2000         TIRE PRESSURE SENSOR WHEEL               U.S.
(Patent Grated)                              ATTACHMENT APPARATUS

TRW #006605
---------------------------------------------------------------------------------------------------
006524                 f. 12/20/1999         APPARATUS AND METHOD FOR SENSING A       U.S.
09/467,400                                   CONDITION OF A VEHICLE TIRE
(Application)

TRW #006524
---------------------------------------------------------------------------------------------------
00122283.5             f. 10/19/2000         APPARATUS AND METHOD FOR SENSING A       European
(Application)                                CONDITION OF A VEHICLE TIRE              Patent Office

TRW #006524
---------------------------------------------------------------------------------------------------
09/464,208             f. 12/15/1999         APPARATUS AND METHOD FOR                 U.S.
(Application)                                TRANSMITTING DATA IN A
                                             TIRE CONDITION
TRW #006606
---------------------------------------------------------------------------------------------------
00122282.7             f. 10/19/2000         APPARATUS AND METHOD FOR                 European
(Application)                                TRANSMITTING DATA IN A                   Patent Office
                                             TIRE CONDITION
TRW #006606
---------------------------------------------------------------------------------------------------



                                  - Page A.1 -

                                                                      Exhibit 5



The following negotiations are exceptions to the representation and warranty in
Section 4.1(d) of the Agreement:

1. Transense, as to a license to use SAW technology for tire pressure monitoring purposes;

2.      **

3.      **

4.      Honeywell, as to the automotive aftermarket;

5.      **, as to off-road heavy equipment;

6.      Others providing contract manufacturing for SmarTire;

7. Small passenger car and light truck OEMs that have been previously approved by TRW; and

8.      Aftermarket car accessory programs.

                                                                       Exhibit 6

                        Settlement and Release Agreement


This Settlement and Release Agreement (the "Release") is entered into effective as of this 31st day of August 2001 (the "Effective Date"), by and between SmarTire Systems Inc. ("SmarTire"), a British Columbia, Canada corporation, and TRW Inc. ("TRW"), an Ohio corporation.

                              W I T N E S S E T H:

        WHEREAS, TRW and SmarTire entered into a license agreement (the "License Agreement") dated as of April 20, 1998, as amended by an Assignment and Amendment Agreement dated December 13, 2000 (the "Assignment Agreement"); and

        WHEREAS, TRW and SmarTire entered into a technical cooperation agreement dated as of April 20, 1998, as amended by the Assignment Agreement (the "Technical Cooperation Agreement"); and

        WHEREAS, TRW and SmarTire entered into a supply agreement dated April 20, 1998 (the "Supply Agreement"); and

        WHEREAS, TRW and SmarTire entered into a Mutual Secrecy Agreement dated January 6, 1998, as amended by a First Amendment of Mutual Secrecy Agreement dated February 18, 1998 (collectively, the "Secrecy Agreement"); and

        WHEREAS, TRW and SmarTire have agreed to terminate the License Agreement, the Technical Cooperation Agreement, the Supply Agreement and the Secrecy Agreement (together, the "April 1998 Agreements"); and

        WHEREAS, TRW and SmarTire desire to settle any and all claims among themselves arising out of, or in any way relating to, the April 1998 Agreements.

        NOW, THEREFORE, in consideration of One United States Dollar (US$1.00) and the mutual promises set forth in this Release, and intending to be legally bound hereby, TRW and SmarTire agree as follows:

1.      GENERAL RELEASES.

        (a) Except as set forth in Section 2 below, TRW, for itself and its officers, directors, shareholders, employees, partners, agents, assigns, successors, heirs, subsidiary corporations and related or affiliated corporations, partnerships, persons and entities (collectively, "Representatives"), does hereby remise, release and forever discharge SmarTire and SmarTire's Representatives from any and all Claims (as defined below) TRW and its Representatives may or shall have against SmarTire and SmarTire's Representatives arising out of, or in any way relating to: (i) the April 1998 Agreements; and (ii) the activities, events and/or transactions undertaken in connection with, or pursuant to, the April 1998 Agreements.

        (b) Except as set forth in Section 2 below, SmarTire, for itself and its Representatives, does hereby remise, release and forever discharge TRW and TRW's Representatives from any and all Claims (as defined below) SmarTire and SmarTire's Representatives may or shall have against TRW and TRW's Representatives, including without limitation any and all Claims arising out of, or in any way relating to: (i) the April 1998 Agreements; (ii) the activities, events and/or transactions undertaken in connection with, or pursuant to, the April 1998 Agreements; and (iii) the activities, actions or inactions of any TRW employee serving on SmarTire's Board of Directors.

        (c) SmarTire, for itself and its Representatives, does hereby remise, release and forever discharge Dana Stonerook to the maximum extent permitted under the Company Act (British Columbia) and SmarTire's Articles of Incorporation from any and all Claims (as defined below) SmarTire may or shall have against Dana Stonerook.

        (d) For the purposes hereof, "Claims" shall mean any and all present and future claims, actions, causes of action, suits, cross claims, counterclaims, sums of money, judgments, liabilities, obligations, damages, debts, losses, indemnities, costs, expenses, penalties, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, extents, executions, and demands of any kind and of any nature whatsoever, whether direct, indirect, known or unknown, accrued, inchoate, contingent, potential or otherwise in statutory or common law, or in equity.

2. CLAIMS NOT RELEASED. Nothing in this Release constitutes, and no party shall claim that this Release constitutes, a release, or otherwise impairs the enforceability, of any or all of the following:

        (a) The rights and obligations of the parties under the Termination Agreement entered into by the parties on the date hereof, or the other documents referenced therein, or any Claim for breach of or default under any of the provisions of such documents; or

        (b) TRW's rights as a shareholder of SmarTire; or

        (c) Claims for breach of those provisions of the Secrecy Agreement that survive termination thereof, but only for breaches of the surviving provisions that occur after the date of this Release and that are not otherwise permitted by the Termination Agreement or the documents referenced therein.

3. INDEMNIFICATION AND EXCULPATION OF TRW APPOINTED SMARTIRE DIRECTORS. SmarTire covenants to maintain in effect for a period of at least six (6) years after the Effective Date policies of directors' and officers' liability insurance equivalent in all material respects to those maintained by or on behalf of SmarTire on the date hereof (and having coverage and containing terms and conditions which in the aggregate are not less advantageous to the persons currently covered by such policies as insured) with respect to Claims arising from any actual or alleged wrongful act or omission by any TRW employees who served as a SmarTire director prior to the Effective Date. If at any time during the six (6) years after the Effective Date SmarTire desires to change any of the material terms of its directors' and officers' liability insurance or the carrier(s) of such insurance, SmarTire will give to TRW and each TRW employee who served as a SmarTire director advance written notice sufficient to permit them to protect their interest in such policies of insurance, but not less than fourteen (14) days notice. Notwithstanding any other provision hereof, the provisions of this Section are (i) intended to be for the benefit of, and will be enforceable by, TRW, each TRW employee who served as a director of SmarTire, their heirs and representatives, and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. SmarTire represents and warrants that a true, correct and complete copy of SmarTire's existing officers' and directors' liability insurance policies have been, or will be within ten (10) days after the date on which SmarTire receives copies of such policies from its insurers, provided to TRW.

4. COVENANT NOT TO SUE. Each of SmarTire and TRW hereby covenants to and agrees with the other that it will not commence or prosecute any action or suit in law or in equity against the other involving any claim (including without limitation any of the Claims) that now exists or may hereafter exist arising from, or in any way relating to, any of the matters released by it in Section 1 of this Release. Upon the breach of this covenant by a party, the other party hereto shall be entitled to recover from the breaching party, in addition to any other damages or remedy, all liability and actual attorneys' fees and costs incurred by the other party in the defense or settlement of such action or suit.

5.      REPRESENTATIONS AND WARRANTIES.

        (a) Each of SmarTire and TRW warrants and represents to the other that no person or entity not bound legally by this Release has any right to assert any of the Claims released by it in Section 1, above, by or through that party, and that it has not assigned or otherwise transferred to any person or entity not bound legally by this Release any of the Claims released by it in Section 1 or any interest in, or right to, any of such Claims. Each of SmarTire and TRW hereby agrees to indemnify, defend and hold the other harmless from any and all liability and expenses, including without limitation actual attorneys' fees, arising from, or in any way relating to, any claim asserted by any person or entity contending not to be bound legally by this Release and based upon such person's or entity's claiming to have any right to assert any of such Claims.

        (b) Each of the parties warrants and represents that no promises or inducements have been offered except as herein stated, and this Release is executed without reliance upon any statement or representation by the other party concerning the nature or extent of any claims, damages or legal liability. By execution of this Release, the parties hereto agree to be deemed joint authors and drafters of this Release.

6.      GENERAL.

        (a) It is understood and acknowledged that the payment and promises set forth herein represent the full and complete compromise and settlement of the Claims. Nothing contained in this Release shall be construed as an admission of liability on the part of any person.

        (b) Each party hereby acknowledges and agrees that this Release is freely and voluntarily given without any duress or coercion and after it has either consulted with legal counsel or been given the opportunity to do so, and each party has carefully and completely read all of the terms and provisions of this Release.

        (c) This Release constitutes the entire understanding between the parties hereto with respect to the settlement and release of claims by the parties hereto, and, except to the extent contemplated by Section 1(c) above, any other agreement made by the parties at any time prior to the date hereof with respect to the foregoing shall not be of any force or effect. The provisions herein are, and shall be, binding upon, and shall inure to the benefit of, the respective heirs, executors, administrators, assigns and successors of the parties.

        (d) Each provision, covenant, obligation, warranty or representation stated herein shall be deemed to be effective, operative, made, entered into and taken in the manner and to the fullest extent permitted by law. If any provision of this Release, or any covenant, obligation, warranty or representation contained in this Release is determined by a court to be invalid or unenforceable, that determination shall not affect any other provision, covenant, obligation or representation, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein.

        (e) This Release may be amended, modified or supplemented only by a written instrument signed by the parties hereto.

        (f) This Release may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

        (g) This Release is governed by, and shall be construed and enforced in accordance with, the law of the State of Ohio.

        IN WITNESS WHEREOF, the parties, by their respective, duly authorized representatives, have executed this Release to be effective on the day and year first above written.


                                     SMARTIRE SYSTEMS INC.



                                     By: /s/ ROBERT V. RUDMAN
                                        ---------------------

                                     Its: President & Chief Executive Officer
                                          ------------------------------------
                                                    ("SmarTire")



                                     TRW INC.



                                     By: /s/ RONALD A. MUCKLEY
                                         ---------------------

                                    Its: Vice President and General Manager
                                         Safety & Security Systems
                                         -------------------------------------
                                                    ("TRW")